Exhibit 10.3

Execution Version

AMENDMENT NO. 2

AMENDMENT No. 2, dated as of August 10, 2010 (this “Amendment”), to the Credit Agreement referred to below, among NTELOS INC., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto (the “Subsidiary Guarantors”) and the Lenders (as defined in the Credit Agreement referred to below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, the Subsidiary Guarantors, the Lenders, and JP Morgan Chase Bank, N.A., as collateral agent, administrative agent, issuing bank and swing line bank are parties to a Credit Agreement, dated as of August 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. As contemplated by Section 9.01 of the Credit Agreement, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Required Lenders have agreed to amend the Credit Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“RUS” means the United States of America, acting through the Administrator of the Rural Utilities Service.

“RUS Grant and Security Agreement” means the Broadband Initiatives Program Grant and Security Agreement, to be dated on or about August 9, 2010, between NTELOS Telephone Inc. and RUS (which agreement shall incorporate the terms of that certain letter, dated July 23, 2010, from RUS to NTELOS Telephone Inc.), as such agreement shall be amended, waived or otherwise modified to the extent permitted by Section 5.02(o) of this Agreement.

“RUS Signing Date” means the date of the RUS Grant and Security Agreement.

(b) Section 5.01(o) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(o) Telecos. To the extent permitted by applicable law, cause the Telecos to pay monthly cash dividends, directly or indirectly, to the Borrower no later than fifteen days after the end of each calendar month in an amount for each Teleco not to exceed its Distributable Cash Flow for such calendar month; provided, that, notwithstanding the foregoing, (i) during the period commencing on the RUS Signing Date and ending on December 31, 2010, the amount of cash dividends required to be made by NTELOS Telephone Inc. pursuant to this Section 5.01(o) shall not exceed $35,000,000 in the aggregate (or such greater amount as consented to by RUS in accordance with the RUS Grant and Security Agreement), (ii) during the period commencing on January 1, 2011 and ending on December 31, 2011, the amount of cash dividends required to be made by NTELOS Telephone Inc. pursuant to this Section 5.01(o) shall not exceed $35,000,000 in the aggregate (or such greater amount as consented to by RUS in accordance with the RUS Grant and Security Agreement), (iii) during the period commencing on the January 1, 2012 and ending on June 30, 2012, the amount of cash dividends required to be made by NTELOS Telephone Inc. pursuant to this Section 5.01(o) shall not exceed $17,500,000 in the aggregate (or such greater amount as consented to by RUS in accordance with the RUS Grant and Security Agreement), and (iv) subject to the second proviso hereof, during the period commencing on July 1, 2012 and ending on the third anniversary of the RUS Signing Date (such period, the “Dividend Restriction Period”), NTELOS Telephone Inc. shall not be required to pay any cash dividends; provided further, that (x) NTELOS Telephone Inc. shall immediately pay any dividend to the Borrower that it would otherwise be required to pay in accordance with this Section 5.01(o) but for the application of the immediately preceding proviso upon receipt of RUS’ consent or if the restrictions on dividends contained in Section 7.7 of the RUS Grant and Security Agreement cease to apply or such dividend is otherwise permitted by the RUS Grant and Security Agreement, and (y) without limiting the generality of the foregoing clause (x), no later than fifteen days after the restrictions on dividends contained in Section 7.7 of the RUS Grant and Security Agreement cease to apply or such dividend is otherwise permitted by the RUS Grant and Security Agreement, NTELOS Telephone Inc. shall pay cash dividends to the Borrower in an amount equal to the amount it would have otherwise been required to pay (but did not otherwise pay) in accordance with this Section 5.01(o) but for the application of the immediately preceding proviso for each month ending during the Dividend Restriction Period.”

(c) Section 5.02(a) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (viii); (ii) replacing the “.” at the end of clause (ix) with “; and”; and (iii) inserting a new clause (x) at the end thereof as follows:

“(x) Liens in favor of RUS pursuant to the RUS Grant and Security Agreement.”.

(d) Section 5.02(k) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (v); (ii) replacing the “.” at the end of clause (vi) with “; and”; and (iii) inserting a new clause (vii) at the end thereof as follows:

“(vii) restrictions contained in the RUS Grant and Security Agreement.”.

(e) Section 5.02(m) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (vii); (ii) replacing the “.” at the end of clause (viii) with “, and”; and (iii) inserting a new clause (ix) at the end thereof as follows:

“(ix) restrictions contained in the RUS Grant and Security Agreement.”.

(f) Section 5.02 of the Credit Agreement is hereby amended by inserting a new clause (o) at the end thereof as follows:

“(o) Amendments of RUS Grant and Security Agreement. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive, the RUS Grant and Security Agreement, other than amendments, modifications or waivers that do not adversely affect the Agents or the Lenders.”

(g) Section 5.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to (i) any holder of Debt of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and (ii) RUS in connection with the RUS Grant and Security Agreement, and, in each case, not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.”

SECTION 3. Effectiveness. The effectiveness of the amendments to the Credit Agreement set forth in Section 2 of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

(a) The Borrower, the Subsidiary Guarantors, and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent;

(b) The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that after giving effect to this Amendment, (i) the representations and warranties contained in Section 6 of this Amendment are true and correct, and (ii) the RUS Grant and Security Agreement, and the entry therein by NTELOS Telephone Inc., will not conflict with or violate the terms of any Loan Document; and

(c) The Borrower shall have paid to the Administrative Agent, for the account of each Lender who executes and delivers this Amendment prior to 12:00 p.m. New York time on August 9, 2010, an amendment fee in the amount of 0.05% of such Lender’s aggregate Revolving Credit Commitment and outstanding Term B Advances (including any outstanding Additional Term B Loans) under the Credit Agreement on such date.

SECTION 4. Costs and Expenses. Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s costs, expenses, fees and disbursements paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the fees of counsel to the Administrative Agent in connection with the foregoing.

SECTION 5. Consent and Affirmation of the Loan Parties.

(a) Each Loan Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit

Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 6. Confirmation of Representations and Warranties.

(a) Each Loan Party hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained in such representations and warranties) on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

(b) Each Loan Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Amendment.

(c) Each Loan Party represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Each Loan Party hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default or an Event of Default.

SECTION 7. Reference to and Effect on the Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment, including any claim or controversy arising herefrom whether sounding in contract law, tort law or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

SECTION 10. Headings. Section headings are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

NTELOS INC., as Borrower

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NA COMMUNICATIONS, INC.
NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS COMMUNICATIONS SERVICES INC.
NTELOS CORNERSTONE INC.
NTELOS LICENSES INC.
NTELOS MEDIA INC.
NTELOS NETACCESS INC.
NTELOS NET LLC
NTELOS NETWORK INC.
NTELOS OF WEST VIRGINIA INC.
NTELOS PCS INC.
NTELOS PCS NORTH INC.
R&B CABLE, INC.
R&B COMMUNICATIONS, INC.
R&B NETWORK, INC.
RICHMOND 20MHZ, LLC
ROANOKE & BOTETOURT NETWORK LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
WEST VIRGINIA PCS ALLIANCE, L.C., as Guarantors

By
Name:	Michael B. Moneymaker
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Signature Page to Amendment No. 2

JPMORGAN CHASE BANK, N.A., as a Lender

By
Name:
Title:

Signature Page to Amendment No. 2

[NAME OF LENDER], as a Lender

By
Name:
Title:

Signature Page to Amendment No. 2